Exhibit 10.1
REGISTRATION RIGHTS AND STOCK RESTRICTION AGREEMENT

THIS REGISTRATION RIGHTS AND STOCK RESTRICTION AGREEMENT (this “Agreement”), is made as of the 4th day of February, 2015, by and among Innovus Pharmaceuticals, Inc., Nevada corporation ( “Acquiror”), Novalere Holdings, LLC, a Delaware limited liability company (“Stockholder”), and any transferees who become parties hereto as “Holders” in accordance with Subsection 4.1 below.

RECITALS

WHEREAS, Acquiror, Innovus Pharma Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror, Innovus Pharma Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and Novalere FP, Inc., a Delaware corporation (“Novalere”) have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Novalere shall be merged with and into Merger Sub (the “Merger”);

WHEREAS, by virtue of the Merger, Acquiror shall issue to Stockholder shares (the “Shares”) of Acquiror’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, in order to induce the parties to enter into the Merger Agreement, Acquiror and Stockholder have agreed to enter into this Agreement, pursuant to which, among other things, Acquiror shall agree to provide certain registration rights with respect to the Shares, and Stockholder shall agree to certain restrictions on the transferability of the Shares.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions

. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Merger Agreement.  For purposes of this Agreement, the following terms shall have the following meanings:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisory company with, such Person.

1.2 “ANDA Approval” means the final approval by the FDA of the Abbreviated New Drug Application (ANDA) of Fluticasone Propionate Nasal Spray of Novalere Manufacturing Partner.

1.3 “Damages” means any loss, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of Acquiror, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of any preliminary prospectus or final prospectus, in the light of the circumstances under which they were made) not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law relating to the offer or sale of Registrable Securities pursuant to a Registration Statement.  For purposes of this definition, an “Affiliate” of Acquiror shall not include (1) Stockholder or (2) any other Person who, but for such Person’s ownership of equity securities of Acquiror, would not be an Affiliate of Acquiror.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5 “Excluded Registration” means (i) a registration relating to the sale of securities to directors, officers, employees, consultants, agents and other service providers of Acquiror or an Affiliate of Acquiror pursuant to a stock option, stock purchase, or other equity compensation plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) a registration relating to any securities issued pursuant to any acquisition, merger or the like by the Acquiror.

1.6 “Form S-1” means such form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7 “Form S-3” means such form under the Securities Act or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by Acquiror with the SEC.

1.8 “Holder” means any holder of Shares who is a party to this Agreement.

1.9“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.10“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.11“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, an unincorporated organization, association or other entity.

1.12“Registrable Securities” means the Shares; excluding, however, any Shares transferred by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 4.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.11 of this Agreement.

1.13 “Restricted Securities” means the securities of Acquiror required to be notated with the legend set forth in Subsection 2.10(b) hereof.

1.14 “SEC” means the Securities and Exchange Commission.

1.15 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any other similar or successor rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Acquiror to the public without registration.

1.16 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act or any successor provision.

1.17 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.18“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by Acquiror as provided in Subsection 2.6, and all other fees and expenses incurred by the Holders in connection with the sale of any Registrable Securities.

2. Registration Rights.  Acquiror covenants and agrees as follows:

2.1 Demand Registration.

(a)Form S-1 Demand.  If at any time after (i) the eighteen (18) month anniversary of the Closing and (ii) ANDA Approval is obtained, Acquiror receives a request in writing from one or more Holders of a majority of the Registrable Securities that as of such time cannot be sold under SEC Rule 144 without volume or time limitations, that Acquiror file a Form S-1 registration statement with respect to the Registrable Securities held by such Holders, then Acquiror shall (x) within ten (10) days after the date such request is received, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is received by the Acquiror, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice given by each such Holder to Acquiror within twenty (20) days of the date the Demand Notice is received, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement and after ANDA Approval is obtained, Acquiror receives a written request from Holders of a majority of the Registrable Securities then outstanding that Acquiror file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate public offering price, net of Selling Expenses, of at least $1,000,000, then Acquiror shall (i) within ten (10) days after the date such request is received, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is received by the Acquiror, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice given by each such Holder to Acquiror within twenty (20) days of the date the Demand Notice is received, and in each case, subject to the limitations of Subsections2.3(c) and 2.3.

(c)Acquiror shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before Acquiror’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that Acquiror is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if Acquiror has effected one registration pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).  Acquiror shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b): (i) during the period that is sixty (60) days before Acquiror’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that Acquiror is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if Acquiror has effected three registration pursuant to Subsection 2.1(b). A registration shall not be counted as “effected” for purposes of this Subsection 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay all fees and expenses incurred by Acquiror in connection with such request, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(c).

2.2 Acquiror Registration.  If at any time Acquiror proposes to register (including, for this purpose, a registration effected by Acquiror for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), Acquiror shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by Acquiror, Acquiror shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  Acquiror shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by Acquiror in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a)If, pursuant to Subsection2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Acquiror as a part of their request made pursuant to Subsection 2.1, and Acquiror shall include such information in the Demand Notice.  The underwriter(s) will be selected by Acquiror and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent, and upon the terms and conditions, provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with Acquiror as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting and reasonably satisfactory to Acquiror.  Notwithstanding any other provision of this Subsection 2.3, if the lead underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b) In connection with any offering involving an underwriting of shares of Acquiror’s capital stock pursuant to Subsection 2.2, Acquiror shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between Acquiror and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Acquiror.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by Acquiror) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Acquiror shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Acquiror in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced to a greater extent than all other securities included in the offering are being reduced.

(c) For purposes of the provisions in Subsection 2.3(a) and Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, other selling Holders who are partners, members, retired partners, retired members, stockholders, or Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4 Obligations of Acquiror.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, Acquiror shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of Acquiror, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities; provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that Acquiror shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Acquiror is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which other shares of such securities of Acquiror are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of Acquiror, and cause Acquiror’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after Acquiror receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that Acquiror amend or supplement such registration statement or prospectus.

In addition, Acquiror shall ensure that, at all times after any registration statement covering a public offering of securities of Acquiror under the Securities Act shall have become effective, its insider trading policy shall provide that Acquiror’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information.  It shall be a condition precedent to the obligations of Acquiror to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Acquiror such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration.  All reasonable expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for Acquiror; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”) up to an aggregate cap of $50,000, shall be borne and paid by Acquiror; provided, however, that Acquiror shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of Acquiror from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, Acquiror will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 the Securities Act or Section 20 of the Exchange Act, against any Damages, and Acquiror will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Acquiror, which consent shall not be unreasonably withheld, nor shall Acquiror be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless Acquiror, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Acquiror within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, legal counsel and accountants for Acquiror, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, the partners, members, officers and directors of each such stockholder; legal counsel and accountants for each such Holder, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to Acquiror and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred (upon provision to such Holder of reasonable documentation thereof); provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of any claim or the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party written notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give prompt notice to the indemnifying party of any claim or the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate Damages or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such Damage or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.  Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of Acquiror and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act

.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Acquiror to the public without registration or pursuant to a registration on Form S-3, Acquiror shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Acquiror under the Securities Act and the Exchange Act (at any time after Acquiror has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by Acquiror that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after Acquiror has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after Acquiror so qualifies); (ii) a copy of the most recent annual or quarterly report of Acquiror and such other reports and documents so filed by Acquiror; provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after Acquiror has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after Acquiror so qualifies to use such form).

2.10 Restrictions on Transfer.

(a) The Registrable Securities shall not be sold, pledged, or otherwise transferred, and Acquiror shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to deliver to Acquiror a written agreement for the benefit of the parties to this Agreement to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)Each certificate, instrument, or book entry representing the Registrable Securities and (ii) any other securities issued in respect of theRegistrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ORAN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to Acquiror making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.10.

(c)The holder of Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to Acquiror of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by Acquiror, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to Acquiror, addressed to Acquiror, to the effect that the proposed transaction may be effected without registration under the Securities Act; or (ii) any other evidence reasonably satisfactory to counsel to Acquiror to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to Acquiror.  Acquiror will not require such a legal opinion (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration.  Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.10(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and Acquiror, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.11 Termination of Registration Rights.  Notwithstanding anything to the contrary contained in this Agreement, Acquiror shall not be required to register any Shares that may be sold under SEC Rule 144 without volume or time limitations.

3. Restrictions on Sales.  In addition to the restrictions on transfer set forth in Subsection 2.10 and SEC Rule 144, each Holder shall not sell any Shares except as follows:

3.1 During theperiod commencing on the six (6) month anniversary of the Closing and ending on the twelve (12) month anniversary of the Closing, each Holder may sell up to one third (1/3) of the Shares held by such Holder.

3.2 During theperiod commencing on the day after the twelve (12) month anniversary of the Closing and ending on the eighteen (18) month anniversary of the Closing, each Holder may sell up to an aggregate of two thirds (2/3) of the Shares held by such Holder (including in such calculation Shares, if any, sold pursuant to Subsection 3.1); provided, however, that that Shares held in escrow pursuant to the Merger Agreement may not be sold in accordance with this Section 3.2.

3.3 Notwithstanding the foregoing, a Holder may sell all of the Shares held by such Holder immediately upon the earlier to occur of (a) the eighteen (18) month anniversary of the Closing; (b) ANDA Approval; and (c) Acquiror’s stock becoming listed on any stock exchange.

3.4 Nothing in this Agreement shall be construed as prohibiting any Holder from transferring any Shares to any Person that (i) is an Affiliate of such Holder, (ii) is a member, partner or stockholder of such Holder, or (iii) in the case of a Holder that is an netural person, is such Holder’s Immediate Family Member or a trust (or any other entity used for estate planning purposes) for the benefit of such Holder or one or more of such Holder’s Immediate Family Members, provided that in each such case, that the transferee become a party to this Agreement in accordance with Subsection 4.1.

4. Miscellaneous.

4.1Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of such Holder; (ii) is a member, partner or stockholder of such Holder; or (iii) in the case of a Holder that is an natural person, is such Holder’s Immediate Family Member or a trust for the benefit of such Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) Acquiror is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees to be bound by and subject to the terms and conditions of this Agreement by executing and delivering to Acquiror the Adoption Agreement attached to this Agreement as Exhibit A.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.3 Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of Acquiror and to the attention of the Chief Executive Officer, in the case of Acquiror, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 4.4.  If notice is given to Acquiror, a copy shall also be sent to General Counsel at the Company’s address and if notice is given to Stockholder, a copy shall also be given to Arthur R. McGivern, c/o Goodwin Procter LLP, Exchange Place, Boston, MA 02109.

4.5Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Acquiror and the holders of a majority of the Registrable Securities then outstanding; provided that Acquiror may in its sole discretion waive compliance with Subsection 2.10(c) (and Acquiror’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.10(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion.  Acquiror shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 4.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.6 Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.7Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.8Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.9 Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware other than conflict of laws principles thereof directing the application of any law other than that of Delaware. The parties agree that the courts within the State of Delaware will have jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

4.10 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Regsitration Rights and Stock Restriction Agreement as of the date first written above.

INNOVUS PHARMACEUTICALS, INC.

By:  /s/ Bassam Damaj

Name: Bassam Damaj

Title:  President and CEO

Address: 9171 Towne Centre Drive, Suite 440
     San Diego, CA 92122

NOVALERE HOLDINGS, LLC

By: /s/ Valerie Jo Friendman

Name:  Valerie Jo Friendman
Title:   Member

Address: 151 Tremont Street
                  Penthouse
                  Boston, MA 02111

Signature Page to Registration Rights and Stock Restriction Agreement